SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this "Agreement") is made as of March __, 2008, by and between Odyne Corporation, a Delaware corporation with its principal office at 89 Cabot Court, Suite L, Hauppauge, New York 11788, and all predecessors thereof (collectively, the "Company"), and each of the several purchasers named in Exhibit A attached hereto (each, a "Purchaser" and collectively, the "Purchasers").

WHEREAS, the Company desires to issue and sell to the Purchasers (i) an aggregate of up to 11,666,666 shares (the "Shares") of the authorized but unissued shares of the Company's common stock, par value $.001 per share (the "Common Stock"), and (ii) warrants to purchase an aggregate of up to 11,666,666 shares of the Common Stock (the “Warrants”) in the form attached hereto as Exhibit B; and

WHEREAS, each Purchaser, severally, wishes to purchase the number of Shares shown next to its name on Exhibit A hereto, all upon the terms and subject to the conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the parties hereto agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

"Affiliate" of a party means any other Person controlling, controlled by or under common control with the specified Person. For the purposes of this definition, "control" means the power to direct the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Business Day” means any day except Saturday, Sunday and any day which is a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Common Stock Equivalents” means any securities of the Company or any Subsidiary which entitle the holder thereof to acquire Common Stock at any time, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

"GAAP" means United States generally accepted accounting principles.

“Material Adverse Effect” means any of (i) a material and adverse effect on the legality, validity or enforceability of this Agreement, the Warrants or the Registration Rights Agreement, (ii) a material and adverse effect on the results of operations, assets, properties, prospects, business or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (iii) an adverse impairment to the Company’s ability to perform on a timely basis its obligations under any of this Agreement, the Warrants or the Registration Rights Agreement.

“New York Courts” means the state and federal courts sitting in the City of New York, Borough of Manhattan.

"Person" shall mean an individual, corporation, company, partnership, firm, association, joint venture, trust, unincorporated organization, government, governmental body, agency, political subdivision or other entity.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date hereof, by and between the Company and each of the several Purchasers, in the form attached hereto as Exhibit C.

"SEC" shall mean the U.S. Securities and Exchange Commission.

"Securities Act" shall mean the Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

“Subsidiary” or “Subsidiaries” of any Person means any “subsidiary” as defined in Rule 1-02(x) of the Regulation S-X promulgated by the SEC under the Exchange Act of such Person.

"Trading Day" means (i) a day on which the Common Stock is traded on a Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the Pink Sheets, LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

"Warrant Share" shall mean the shares of Common Stock issuable or issued upon the exercise of the Warrants.

2. Purchase and Sale of Shares and Warrants.

2.1 Purchase and Sale. Subject to and upon the terms and conditions set forth in this Agreement, the Company agrees to issue, sell and deliver to each Purchaser, and each Purchaser, severally, hereby agrees to purchase from the Company, at the Closing, (i) the number of shares of Common Stock set forth opposite the name of such Purchaser under the heading "Number of Shares to be Purchased" on Exhibit A hereto, at a purchase price of $.60 per share (the “Purchase Price”) and (ii) one or more Warrants to purchase the number of shares of Common Stock set forth opposite the name of such Purchaser under the heading “Shares to be Issued upon Exercise of Warrants” on Exhibit A hereto, at an exercise price of $.72 per Warrant Share. The total purchase price payable by each Purchaser for the number of shares of Common Stock and the Warrants that such Purchaser is hereby agreeing to purchase is set forth opposite the name of such Purchaser under the heading "Purchase Price" on Exhibit A hereto. The Company shall be obligated to register the Warrant Shares pursuant to the terms and conditions set forth in the Registration Rights Agreement.

2.2 Closing. The closing of the transactions contemplated under this Agreement (the "Closing") shall take place at 10:00 a.m. at the offices of Greenberg Traurig, LLP in New York, New York, on Friday, March 28, 2008, or at such other location, date and time as may be agreed upon between the Purchasers and the Company (the “Closing Date”). At the Closing, the Company shall authorize its transfer agent to issue to each Purchaser, against delivery of payment for the Shares and the Warrants by wire transfer of immediate available funds in accordance with the Company's instructions, (i) one or more stock certificates registered in the name of each Purchaser, representing the number of shares set forth opposite the appropriate Purchaser's name on Exhibit A hereto, and (ii) one or more warrant certificates registered in the name of each Purchaser to purchase the number of shares of Common Stock set forth opposite the appropriate Purchaser’s name on Exhibit A hereto, and, in the case of both (i) and (ii) above, bearing the legend set forth in Section 6.2 hereof. Closing documents may be delivered by facsimile with original signature pages sent by overnight courier.

2.3 Independent Purchasers. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm's length purchaser with respect to this Agreement and the transactions contemplated hereby and that each Purchaser has separately negotiated the terms of this Agreement. Nothing contained herein or in any agreement or document relating to this transaction, and no action taken by any Purchaser, shall be deemed to constitute the Purchasers as, or to create any presumption that the Purchasers are in any way acting in concert or as, a group with respect to the obligations or transaction hereunder. No Purchaser has relied upon any other Purchaser for advice in entering into the transactions contemplated hereby.

3. Representations and Warranties of the Company. The Company hereby represents and warrants to each of the Purchasers as follows:

3.1 Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority, and all necessary licenses and permits, to own and lease its properties and assets and to conduct its business as now conducted. Each Subsidiary as referred to in the SEC Documents (as hereinafter defined) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority, and all necessary licenses and permits, to own and lease its properties and assets and to conduct its business as now conducted. The Company and its Subsidiaries are each qualified to do business as a foreign corporation and are in good standing in all states where the conduct of their respective businesses or their ownership or leasing of property requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect. The Company does not own or control, directly or indirectly, any interest in any other corporation, partnership, limited liability company, unincorporated business organization, association, trust or other business entity.

3.2 Capitalization.

(a) The authorized capital stock of the Company consists of: (i) 5,000,000 shares of preferred stock of the Company, par value $.001 per share, of which 6,000 shares of preferred stock have been designated Series A Convertible Preferred Stock and 2,886.62 of such shares are issued and outstanding; and (ii) 95,000,000 shares of Common Stock, par value $.0001 per share, of which, immediately prior to the consummation of the transactions contemplated hereby, (A) 22,101,448 shares are issued and outstanding and all such outstanding shares are validly issued, fully paid and non-assessable; (B) 1,975,000 shares of Common Stock are reserved for issuance upon the exercise of outstanding stock options granted under the Company's 2006 Equity Incentive Plan and 2,400,000 shares of Common Stock are reserved for issuance upon the exercise of stock options granted pursuant to a Non-Qualified Stock Option Agreement; (C) 3,850,751 shares are reserved for issuance upon the conversion of outstanding shares of Series A Convertible Preferred Stock of the Company; and (D) 10,586,347 shares of Common Stock are reserved for issuance upon exercise of outstanding warrants.

(b) There are no preemptive or similar rights to purchase or otherwise acquire shares of capital stock of the Company or any Subsidiary pursuant to any provision of law or the Certificate of Incorporation or By-laws of the Company, any Subsidiary or by agreement or otherwise. Except for the Warrants, as set forth in this Section 3.2 and except as set forth in the SEC Documents, there are no outstanding subscriptions, warrants, options or other rights or commitments of any character to subscribe for or purchase from the Company or any Subsidiary, or obligating the Company or any Subsidiary to issue, any shares of capital stock of the Company or any securities convertible into or exchangeable for such shares. Except as set forth on Schedule 3.2(b), the issue and sale of the Shares hereunder will not, immediately or with the passage of time, obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any Person (other than the Purchasers pursuant to this Agreement and the Warrants) and will not result in a right of any holder of Company or Subsidiary securities to adjust the exercise, conversion, exchange or reset price under such securities.

(c) There are no stockholder agreements, voting agreements, or similar agreements with respect to the Common Stock to which the Company or any Subsidiary is a party, or to the knowledge of the Company, by or between any stockholders of the Company or any of its Affiliates.

3.3 Authorization. The Company has all requisite corporate power to enter into this Agreement, the Registration Rights Agreement and the Warrants, to issue the Shares, the Warrants and the Warrant Shares and to carry out and perform its obligations under the terms of this Agreement (including, without limitation, the issuance of the Shares, the Warrants and the Warrant Shares). All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein has been taken or will be taken prior to the Closing Date. When executed and delivered by the Company, this Agreement shall constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and by general equitable principles.

3.4 Valid Issuance of the Shares and the Warrant Shares. The Shares and the Warrant Shares have been duly authorized and will, upon issuance pursuant to the terms hereof, be validly issued, fully paid and non-assessable, free from all liens, claims, encumbrances with respect to the issuance of such Shares and Warrant Shares and will not be subject to any preemptive or similar rights. Except for blue sky filing fees, if any, there are no state or city taxes, fees or other charges payable in connection with the execution or delivery of this Agreement, the Shares, the Warrants and the Warrant Shares. The Company has reserved from its duly authorized capital stock the shares of Common Stock issuable pursuant to this Agreement in order to issue the Shares and Warrant Shares.

3.5 SEC Documents. The Company has made available to each Purchaser, a true and complete copy of the Company's Annual Report on Form 10-KSB for the year ended December 31, 2006, and any other statement, report, registration statement (other than registration statements on Form S-8) or definitive proxy statement filed by the Company with the SEC during the period commencing on December 31, 2006 and ending on the date hereof. The Company will, promptly upon the filing thereof, also make available to each Purchaser on its website, www.odyne.com, all statements, reports (including, without limitation, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K), registration statements and definitive proxy statements filed by the Company with the SEC during the period commencing on the date hereof and ending on the Closing Date (all such materials required to be furnished to each Purchaser pursuant to this sentence or pursuant to the next preceding sentence of this Section 3.5 being called, collectively, including any amendments thereto, the "SEC Documents"). Since January 1, 2007, the Company has timely made all filings required to be made by it under the Securities Act, Exchange Act and the securities laws of any state, and any rules and regulations promulgated thereunder. The SEC Documents comply in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, as of their respective filing dates, except to the extent corrected by a subsequently filed SEC Document filed prior to the date hereof.

3.6 Financial Statements. All financial statements included in the SEC Documents (hereinafter referred to collectively as the "Financial Statements") have been prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved, and fairly present, in all material respects, the financial position of the Company and any Subsidiaries and the results of its operations as of the date and for the periods indicated thereon. Since December 31, 2006, to the Company's knowledge, (i) there has been no development or change (actual or threatened), individually or in the aggregate, having a Material Adverse Effect, (ii) there does not exist any condition reasonably likely to result in a Material Adverse Effect, and (iii) the Company has conducted its business only in the ordinary course consistent with past practice. The Company has no indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due) which were not fully reflected in, reserved against or otherwise described in the Financial Statements or the notes thereto, or incurred in the ordinary course of business consistent with the Company's past practices, all of which individually and in the aggregate do not or would not have a Material Adverse Effect.

3.7 Consents. All permits, consents, waivers, approvals, orders, authorizations of, or declarations to (collectively, "Permits") or filings with any federal, state, local or foreign court, governmental or regulatory authority, or other person (including third party consents) required on the part of the Company in connection with the execution, delivery or performance of this Agreement, the Warrants and the Registration Rights Agreement and the consummation of the transactions contemplated herein have been obtained or will be obtained prior to the Closing Date, and will be effective as of the Closing Date.

3.8 No Conflict. The execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Warrants by the Company, and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Subsidiary debt or otherwise) or other understanding to which any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any United States court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

3.9 Brokers or Finders. Except for vFinance Investments, Inc. (the "Placement Agent"), the Company has not dealt with any broker or finder in connection with the transactions contemplated by this Agreement, and, except for certain fees and expenses payable by the Company to the Placement Agent, the Company has not incurred, and shall not incur, directly or indirectly, any liability for any brokerage or finders' fees or agents commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

3.10 OTC Bulletin Board. The Common Stock is listed on the OTC Bulletin Board and there are no proceedings to revoke or suspend such listing. The Common Stock is registered pursuant to Section 15(d) of the Exchange Act. The Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the OTC Bulletin Board. The Company has not received any notification that, and has no knowledge that, the SEC is contemplating terminating such registration. The issuance of the Shares, the Warrants and the Warrant Shares does not require stockholder approval. The Company has not, since October 17, 2006, received notice from any Trading Market to the effect that the Company is not in compliance with the listing or maintenance requirements thereof, which has not otherwise been cured. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the listing and maintenance requirements for continued listing of the Common Stock on the OTC Bulletin Board on which the Common Stock is currently listed or quoted. The issuance and sale of the Shares and Warrants under this Agreement does not contravene the rules and regulations of the OTC Bulletin Board on which the Common Stock is currently listed or quoted.

3.11 Absence of Litigation. Except for the action, Amity Truck Service Corp. v. Odyne Corporation, et al., filed in the Supreme Court of the State of New York, County of Suffolk, in January 2008 (as described on Schedule 3.11), there is no action, suit or proceeding or, to the Company's knowledge, any investigation, pending, or to the Company's knowledge, threatened by or before any governmental body against the Company, its Subsidiaries, its activities, properties or assets or any officer, director, or employee of the Company in connection with such officer's, director's or employee's relationship with, or actions taken on behalf of the Company and in which an unfavorable outcome, ruling or finding in any said matter, or for all matters taken as a whole, might have a Material Adverse Effect. The foregoing includes, without limitation, any such action, suit, proceeding or investigation that questions this Agreement or the right of the Company to execute, deliver and perform under same. The Company is not a party to or subject to the provisions of any order, writ, injunction or decree of any court or government agency. Neither the Company nor any Subsidiary, nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any action, suit or proceeding involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending any investigation by the SEC involving the Company or any Subsidiary or any of their respective current or former directors or officers (in his or her capacity as such). The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

3.12 Title to Property and Assets. Except as set forth on Schedule 3.12, each of the Company and its Subsidiaries owns its property and assets free and clear of all mortgages, liens, loans, claims, charges and encumbrances, and except such encumbrances and liens that arise in the ordinary course of business and do not materially impair their respective ownership or use of such property or assets. With respect to property and assets it leases, the Company and its Subsidiaries are in material compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, charges, claims or encumbrances, except to the extent any such lien, charge, claim or encumbrance would not have a Material Adverse Effect.

3.13 Patents, Trademarks, Proprietary Rights.

(a) Each of the Company and its Subsidiaries owns or has the right to use all of the Intellectual Property Rights (as defined below), except where such failure would not have a Material Adverse Effect on the business, properties or assets of the Company and its Subsidiaries, taken as a whole. For purposes of this Agreement, "Intellectual Property Rights" means all patents, patent applications, copyrights, trademarks, trademark applications, service marks, trade names, permits, trade secrets, computer programs, software designs and related materials and other intellectual property that are used by the Company or a Subsidiary as set forth on Schedule 3.13.

(b) To the Company's knowledge, the Company's and each Subsidiary's use and enjoyment of the Intellectual Property Rights do not violate any license or conflict with or infringe the intellectual property rights of others in a manner which would materially and adversely affect the business, assets, properties, operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole.

3.14 Environmental Matters. To the Company’s knowledge, neither the Company nor any of its Subsidiaries is in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, which violation could reasonably be expected to result in a Material Adverse Effect, and to the best of its knowledge, no expenditures are required in order to comply with any such existing statute, law or regulation, which expenditures could reasonably be expected to result in a Material Adverse Effect.

3.15 Permits. Each of the Company and its Subsidiaries possesses all Permits or similar authority necessary to conduct its business as described in the SEC Documents, except where the failure to possess such Permits would not, individually or in the aggregate, have a Material Adverse Effect on the Company or its Subsidiaries ("Material Permits"), and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

3.16 Employees. No strike, labor dispute or union organizing activities are pending or to the Company’s knowledge threatened against the Company or any of its Subsidiaries by its employees. No employees belong to a union or collective bargaining unit. To the Company's knowledge, neither the Company nor any of its Subsidiaries has any workers' compensation liabilities.

3.17 Compliance with Certificate of Incorporation and By-laws; Compliance with Laws. The Company is not in violation or default of any provisions of its Certificate of Incorporation or By-laws. The business and operations of the Company and each of its Subsidiaries have been conducted in accordance with all applicable laws, rules and regulations of all governmental agencies, authorities and instrumentalities (including, without limitation, under the Employee Retirement Income Security Act of 1974, as amended, and all laws relating to the employment of labor), except for such violations which would not, individually or in the aggregate, have a Material Adverse Effect.

3.18 Insurance. The Company and each of its Subsidiaries maintains insurance of the type and in the amount reasonably adequate for its business, including, but not limited to, insurance covering all real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism, and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

3.19 Investment Company Act. The Company is not and will not be following the Closing, nor is any Affiliate of the Company, an "Investment Company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the Company is not directly or indirectly controlled by or acting on behalf of any person that is an "Investment Company" within the meaning of the Investment Company Act.

3.20 Compliance with Securities Laws. Assuming the accuracy of the representations and warranties of the Purchasers set forth in Section 4 hereof, the offer and sale by the Company of the Shares and the Warrants, and the offer of the Warrant Shares, are exempt from the registration requirements of the Securities Act. Other than pursuant to an effective registration statement under the Securities Act, the Company has not issued, offered or sold any shares of Common Stock (including for this purpose any securities of the same or a similar class as the Common Stock) within the six-month period preceding the date hereof or taken any other action, or failed to take any action, that, in any such case, would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale of the Shares and the Warrants as contemplated hereby or (ii) cause the offering of the Shares or the Warrants pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions. The Company shall not directly or indirectly take, and shall not permit any of its directors, officers or Affiliates directly or indirectly to take, any action (including, without limitation, any offering or sale to any Person of the Shares, the Warrants or any Common Stock) that will make unavailable the exemption from registration under the Securities Act being relied upon by the Company for the offer and sale to the Purchasers of the Shares and the Warrants as contemplated by this Agreement, including, without limitation, the filing of a registration statement under the Securities Act. No form of general solicitation or advertising within the meaning of Rule 502(c) under the Securities Act has been used or authorized by the Company or any of its officers, directors or Affiliates in connection with the offer or sale of the Shares and the Warrants as contemplated by this Agreement or any other agreement to which the Company is a party. The Company is eligible to register its Common Stock for resale by the Purchasers under Form S-1 promulgated under the Securities Act.

3.21 Registration Rights. Except as set forth on Schedule 3.21, there are no Persons with registration or other similar rights (including “piggy-back” registration rights) to have any securities registered by the Company under the Securities Act which have not been satisfied.

3.22 Related-Party Transactions. Except as set forth on Schedule 3.22, neither the Company nor any of its officers, directors or five-percent shareholders nor any family member of any officer, director or five-percent shareholder of the Company has borrowed any moneys from or has outstanding any indebtedness or other similar obligations to the Company or any Subsidiary. Except as set forth on Schedule 3.22, no director or five-percent shareholder nor any family member of any officer, director or five-percent shareholder of the Company or any Subsidiary (i) owns any direct or indirect interest constituting more than a 1% equity (or similar profit participation) interest in, or controls or is a director, officer, partner, member or employee of, or consultant or lender to or borrower from, or has the right to participate in the profits of, any person or entity which is a participant in any transaction to which the Company or any Subsidiary is a party or (ii) is a party to any contract, agreement, commitment or other arrangement with the Company or any Subsidiary or (iii) has entered into any transaction with the Company or any Subsidiary that would be required to be disclosed under Item 404 of Regulation S-K.

3.23 Sarbanes-Oxley Act. The Chief Executive Officer and the Chief Financial Officer of the Company have signed, and the Company has furnished to the SEC, all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002. Such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn; and neither the Company nor any of its officers has received notice from any governmental entity questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications.

3.24 Internal Accounting Controls. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s Form 10-KSB or 10-QSB, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures in accordance with Item 307 of Regulation S-B under the Exchange Act for the Company’s most recently ended fiscal quarter or fiscal year-end (such date, the “Evaluation Date”). The Company presented in its most recently filed Form 10-KSB or Form 10-QSB the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 308(c) of Regulation S-K under the Exchange Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls.

3.25 Solvency. Based on the financial condition of the Company as of the Closing Date (and assuming that the Closing shall have occurred), (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

3.26 Application of Takeover Protections. The Company has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under this Agreement, the Registration Rights Agreement and the Warrants, including without limitation the Company’s issuance of the Shares and Warrants and the Investors’ ownership of the Shares and Warrants.

3.27 No Additional Agreements. The Company does not have any agreement or understanding with any Purchaser with respect to the transactions contemplated by this Agreement, other than as specified in this Agreement, the Registration Rights Agreement, the Warrants or in Schedule 3.27.

3.28 Consultation with Auditors. The Company has consulted its independent registered public accounting firm concerning the accounting treatment of the transactions contemplated by this Agreement, and in connection therewith has furnished such auditors complete copies of this Agreement, the Registration Rights Agreement and the Warrants.

3.29 General Solicitation. Neither the Company nor any other person or entity authorized by the Company to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of any Person with respect to offers or sales of the Shares or the Warrants.

3.30 Disclosure. Neither this Agreement nor the SEC Documents taken together contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. Neither the Company nor any Person on its behalf, has provided any of the Purchasers or their agents or counsel with any information that constitutes, or might reasonably be expected to constitute, material, non-public information, except insofar as the existence and terms of the proposed transactions contemplated hereunder may constitute such information. The Company understands and confirms that each of such Purchasers will rely on the foregoing representations in effecting transactions in securities of the Company.

4. Representations, Warranties and Agreements of the Purchasers. Each Purchaser severally for itself, and not jointly with the other Purchasers, represents and warrants to, and agrees with, the Company as follows:

4.1 Authorization. Such Purchaser has all requisite power under its constituent documents to enter into each of this Agreement and to carry out and perform its obligations under the terms of this Agreement. All action on the part of such Purchaser and, if applicable, its officers, directors, stockholders, managers, members and equity holders necessary for the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein has been taken. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and by general equitable principles.

4.2 Purchase Entirely for Own Account. Such Purchaser is acquiring the Shares and the Warrants being purchased by it hereunder for investment, for its own account, and not with a view to distribution thereof in violation of the Securities Act.

4.3 Investor Status; Etc. Such Purchaser certifies and represents to the Company that at the time such Purchaser acquires any of the Shares or Warrants, such Purchaser will be an "Accredited Investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act and was not organized for the purpose of acquiring the Shares or the Warrants. Such Purchaser's financial condition is such that it is able to bear the risk of holding the Shares, the Warrants or the Warrant Shares for an indefinite period of time and the risk of loss of its entire investment. The foregoing shall in no way limit or modify the representations of the Company set forth in Section 3 hereof.

4.4 Shares and Warrants Not Registered. Such Purchaser understands that the Shares and the Warrants have not been registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that the Shares and the Warrants must continue to be held by such Purchaser unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration.

4.5 Brokers. Such Purchaser has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement.

4.6 Agreement with Respect to Short Sales. Neither the Purchasers nor any of their respective Affiliates nor any person acting on their behalf will have entered into for a period of five (5) days prior to the Closing Date, any "short sale" (as such term is defined in Rule 3b-3 under the Securities Exchange Act of 1934, as amended).

The Company acknowledges and agrees that no Purchaser has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 4.

5. Conditions Precedent.

5.1 Conditions to the Obligation of the Purchasers to Consummate the Closing. The obligation of each Purchaser to consummate the Closing and to purchase and pay for the Shares and the Warrants being purchased by it pursuant to this Agreement is subject to the satisfaction of the following conditions precedent (or waiver by such Purchaser) at or before Closing:

(a) The representations and warranties contained herein of the Company that are qualified as to "materiality" shall be true and correct, and the representations and warranties contained herein of the Company that are not so qualified shall be true and correct in all material respects, in each case, as of the date of this Agreement and as of the Closing Date (except for such representations and warranties which are made expressly as of a specified date or period, which shall be true and correct or true and correct in all material respects, as herein above required, as of such specified date or period).

(b) The Company shall have performed all covenants, agreements, obligations and conditions herein required to be performed or observed by the Company on or prior to the Closing Date.

(c) Prior to the Closing Date, no event or series of events shall have occurred which has had or reasonably could have a Material Adverse Effect on the Company or any Subsidiary.

(d) No suit, statute, rule, regulation, action, or other proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted before any court, arbitrator or governmental body, agency or official and shall be pending.

(e) The purchase of and payment for the Shares and the Warrants by such Purchasers shall not be prohibited by any law or governmental order or regulation. All necessary consents, approvals, licenses, permits, orders and authorizations of, or registrations, declarations and filings with, any governmental or administrative agency or of any other person with respect to any of the transactions contemplated hereby (including, without limitation, the issuance of the Shares, the Warrants and the Warrant Shares) shall have been duly obtained or made and shall be in full force and effect.

(f) The Company shall have complied with all applicable requirements of federal and state securities or "blue sky" laws with respect to the issuance of the Shares and the Warrants, and each Purchaser, at such Purchaser's request, shall have been provided reasonable evidence thereof.

(g) The Common Stock of the Company (i) shall be designated for quotation or listed on the OTC Bulletin Board and (ii) shall not have been suspended from trading on the OTC Bulletin Board.

(h) A certificate shall have been delivered by the Company, signed by its Chief Executive Officer, President or Chief Financial Officer, dated as of the Closing Date, certifying as to the fulfillment of the conditions specified in Sections 5.1(a) and (b).

(i) (i) A copy of the stock certificate shall have been delivered by the Company to each Purchaser representing the number of shares of Common Stock purchased by such Purchaser as set forth opposite such Purchaser’s name on Exhibit A (with the original stock certificate from the Company’s transfer agent delivered on the Business Day following the Closing), and (ii) one or more warrants to purchase the number of shares of Common Stock set forth opposite such Purchaser’s name on Exhibit A shall have been delivered by the Company to a Purchaser, and in each case shall be, registered in the name of such Purchaser or nominee as designated by such Purchaser in writing, free of all restrictive and other legends (except as provided in Section 6.2 hereof).

(j) All instruments and corporate proceedings in connection with the transactions contemplated by this Agreement to be consummated at the Closing shall be satisfactory in form and substance to such Purchaser, and such Purchaser shall have received copies (executed or certified, as may be appropriate) of all documents which such Purchaser may have reasonably requested in connection with such transactions.

(k) No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted before any court, arbitrator or governmental body, agency or official and shall be pending.

(l) The Company shall have delivered to the Purchasers a certificate of the Company executed by the Company's Secretary attaching and certifying to the truth and correctness of (i) the Company's Certificate of Incorporation, (ii) the Company's By-laws and (iii) the resolutions adopted by the Company's Board of Directors in connection with the transactions contemplated by this Agreement.

(m) The Company shall have delivered to the Purchasers a certificate of the Secretary of State of the State of Delaware, dated as of a date within five days of the date of the Closing, with respect to the good standing of the Company.

(n) The Purchasers will have received an opinion on behalf of the Company, dated as of the date of the Closing, from Greenberg Traurig, LLP, counsel to the Company, in a form satisfactory to the Purchasers and addressed to the Purchasers.

(o) The Purchasers shall have committed, pursuant to the terms and subject to the conditions contained in this Agreement, to purchase Shares for an aggregate amount of at least $5.0 million.

5.2 Conditions to the Obligation of the Company to Consummate the Closing. The obligation of the Company to consummate the Closing, to issue and sell to each Purchaser the Shares and the Warrants to be purchased by it at the Closing is subject to the satisfaction of the following conditions precedent (or waiver by the Company) at or before Closing:

(a) The representations and warranties contained herein of such Purchaser that are qualified as to “materiality” shall be true and correct, and the representations and warranties contained herein of such Purchaser that are not so qualified shall be true and correct in all material respects, in each case, as of the date of this Agreement and as of the Closing Date (except for such representations and warranties which are made expressly as of a specified date or period, which shall be true and correct or true and correct in all material respects, as herein above required, as of such specified date or period).

(b) Such Purchaser shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing Date.

(c) No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted before any court, arbitrator or governmental body, agency or official and shall be pending.

(d) The sale of the Shares and the Warrants by the Company shall not be prohibited by any law or governmental order or regulation.

(e) The Company shall have received this Agreement and the Registration Rights Agreement (which may be a counterpart signature) from the Purchasers.

(f) No Purchaser nor any of its Affiliates nor any person acting on behalf of such Persons will have entered into for a period of five days prior to the Closing Date, any "short sale" (as such term is defined in Section 6.5 hereof).

(g) The Purchasers shall have committed, pursuant to the terms and subject to the conditions contained in this Agreement, to purchase Shares for an aggregate amount of at least $5.0 million.

6. Transfer; Legends; Future Financings; Short Sales and Additional Agreements.

6.1 Securities Law Transfer Restrictions. No Purchaser shall sell, assign, pledge, transfer or otherwise dispose or encumber any of the Shares, the Warrants, and if applicable, the Warrant Shares, being purchased by it hereunder, except: (i) pursuant to an effective registration statement under the Securities Act or (ii) pursuant to an available exemption from registration under the Securities Act and applicable state securities laws and, if reasonably requested by the Company, upon delivery by such Purchaser of an opinion of counsel reasonably satisfactory to the Company to the effect that the proposed transfer is exempt from registration under the Securities Act and applicable state securities laws. The Company may, and may instruct any transfer agent for the Company, to place such stop transfer orders as may be required on the transfer books of the Company in order to ensure compliance with the provisions of this Section 6.1.

6.2 Legends. Each certificate representing any of the Shares, the Warrants and, if applicable, the Warrant Shares shall be endorsed with a legend in substantially the form set forth below, and each Purchaser covenants that, except to the extent such restrictions are waived by the Company, it shall not transfer the securities represented by any such certificate without complying with the restrictions on transfer described in this Agreement and the legends endorsed on such certificate:

[NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED] [THESE SECURITIES HAVE NOT BEEN REGISTERED] WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

6.3 Removal of Legends. Certificates evidencing Shares and Warrant Shares shall not contain any legend (including the legend set forth in Section 6.2): (i) while a registration statement covering either the Shares or Warrant Shares, as applicable, is effective, or (ii) following a sale or transfer of such Shares or Warrant Shares pursuant to Rule 144 (assuming the transferee is not an Affiliate of the Company), or (iii) while such Shares or Warrant Shares are eligible for sale without any conditions pursuant to Rule 144. If a Purchaser shall make a sale or transfer of Shares or Warrant Shares either (x) pursuant to Rule 144 or (y) pursuant to a registration statement and in each case shall have delivered to the Company or the Company’s transfer agent the certificate representing Shares or Warrant Shares containing a restrictive legend which are the subject of such sale or transfer (the date of such sale or transfer and Share or Warrant Share, as the case may be, delivery being the “Share Delivery Date”) and (1) the Company shall fail to deliver or cause to be delivered to such Purchaser a certificate representing such Shares or Warrant Shares that is free from all restrictive or other legends by the third Trading Day following the Share Delivery Date and (2) following such third Trading Day after the Share Delivery Date and prior to the time such Shares or Warrant Shares are received free from restrictive legends, the Purchaser, or any third party on behalf of such Purchaser, purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Purchaser of such Shares or Warrant Shares (a "Buy-In"), then the Company shall pay in cash to the Purchaser (for costs incurred either directly by such Purchaser or on behalf of a third party) the amount by which the total purchase price paid for Common Stock as a result of the Buy-In (including brokerage commissions, if any) exceed the proceeds received by such Purchaser as a result of the sale to which such Buy-In relates. The Purchaser shall provide the Company written notice indicating the amounts payable to the Purchaser in respect of the Buy-In. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

6.4 Participation in Future Financings.

(a) From the date hereof until the date that is 12 months after the Closing, the Company will not, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its Subsidiaries' equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for shares of Common Stock or Common Stock Equivalents (any such event a "Subsequent Financing"), without affording each Purchaser the pro rata right (such right to be determined based on the number of Shares purchased on the Closing Date by each such Purchaser as set forth in Exhibit A hereto, divided by the aggregate number of Shares purchased on the Closing Date by all Purchasers) to participate in up to an amount of the Subsequent Financing equal to 100% of the Subsequent Financing (the "Participation Maximum") on the same terms, conditions and price provided for in the Subsequent Financing.

(b) At least ten Business Days prior to the closing of the Subsequent Financing, the Company shall deliver to each Purchaser a written notice of its intention to effect a Subsequent Financing ("Pre-Notice"), which Pre-Notice shall ask such Purchaser if it wants to review the details of such financing (such additional notice, a "Subsequent Financing Notice"). Upon the request of a Purchaser, and only upon a request by such Purchaser, for a Subsequent Financing Notice, the Company shall promptly, but no later than one Business Day after such request, deliver a Subsequent Financing Notice to such Purchaser. The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing (including pricing terms and type of securities offered), the amount of proceeds intended to be raised thereunder, the Person or Persons through or with whom such Subsequent Financing is proposed to be effected, and attached to which shall be a term sheet or similar document relating thereto. In the event a Subsequent Financing is not consummated and publicly announced within 30 calendar days following the date such Subsequent Financing Notice is first sent to a Purchaser, the Company shall, on such 30th calendar day, issue a press release regarding such Subsequent Financing Notice pursuant to Rule 135c under the Securities Act containing only the information regarding such Subsequent Financing that is permitted to be disclosed thereunder, in which case the Subsequent Financing shall be deemed to have been abandoned and the Purchasers shall no longer be deemed to be in possession of any non-public information with respect to the Company.

(c) Any Purchaser desiring to participate in such Subsequent Financing must provide written notice to the Company by not later than 5:00 p.m. (New York time) on the tenth Business Day after all of the Purchasers have received the Pre-Notice that the Purchaser is willing to participate in the Subsequent Financing, the amount of the Purchaser’s participation, and that the Purchaser has such funds ready, willing and available for investment on the terms set forth in the Subsequent Financing Notice. If the Company receives no notice from a Purchaser as of such tenth Business Day, such Purchaser shall be deemed to have notified the Company that it does not elect to participate.

(d) If by 5:00 p.m. (New York time) on the tenth Business Day after all of the Purchasers have received the Pre-Notice, notifications by the Purchasers of their willingness to participate in the Subsequent Financing (or to cause their designees to participate) is, in the aggregate, less than the total amount of the Subsequent Financing, then the Company may effect the remaining portion of such Subsequent Financing on the same terms and with the Persons set forth in the Subsequent Financing Notice within 30 calendar days after the date of the initial Subsequent Financing Notice.

(e) If by 5:00 p.m. (New York time) on the tenth Business Day after all of the Purchasers have received the Pre-Notice, the Company receives responses to a Subsequent Financing Notice from Purchasers seeking to purchase more than the aggregate amount of the Participation Maximum, each such Purchaser shall have the right to purchase the greater of (a) their Pro Rata Portion (as defined below) of the Participation Maximum and (b) the difference between the Participation Maximum and the aggregate amount of participation by all other Purchasers. “Pro Rata Portion” means the ratio of (x) the number of Shares purchased on the Closing Date by a Purchaser participating under this Section 6.4, and (y) the sum of the aggregate number of Shares purchased on the Closing Date by all Purchasers participating under this Section 6.4.

(f) The Company must provide the Purchasers with a second Subsequent Financing Notice, and the Purchasers will again have the right of participation set forth above in this Section 6.4, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within 30 calendar days after the date of the initial Subsequent Financing Notice. Any securities not acquired by the Purchasers or other persons in accordance with this Section 6.4 may not be issued, sold or exchanged until they are again offered to the Purchaser under the procedures specified in this Agreement.

(g) Notwithstanding the foregoing, this Section 6.4 shall not apply in respect of securities issued pursuant to acquisitions or strategic transactions, provided any such issuance shall only be to a Person which is, itself or through its Subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

6.5 Short Sales. Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any Short Sales (as defined below) during the period commencing on the date hereof and ending 12 months after the Closing. For purposes of this Section 6.5, “Short Sales” means “short sales,” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

6.6 Furnishing of Information. As long as any Purchaser owns the Shares and Warrant Shares, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as any Purchaser owns the Shares and Warrant Shares, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Shares and Warrant Shares under Rule 144. The Company further covenants that it will take such further action as any holder of Shares and Warrant Shares may reasonably request, all to the extent required from time to time to enable such Person to sell the Shares and Warrant Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

6.7 Integration. The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares and Warrants in a manner that would require the registration under the Securities Act of the sale of the Shares and Warrants to the Purchasers, or that would be integrated with the offer or sale of the Shares and Warrants for purposes of the rules and regulations of any Trading Market in a manner that would require stockholder approval of the sale of the securities to the Purchasers.

6.8 Subsequent Registrations. Other than pursuant to the Registration Rights Agreement, prior to the first to occur of (a) the effective date of the Registration Statement (as defined in the Registration Rights Agreement), or (b) such time as the Warrant Shares may be sold by the Purchasers pursuant to Rule 144, the Company may not file any registration statement (other than on Form S-8) with the Commission with respect to any securities of the Company.

6.9 Limitation on Issuance of Future Priced Securities. During the six months following the Closing Date, the Company shall not issue any “Future Priced Securities” as such term is described by NASD IM-4350-1.

6.10 Non-Public Information. The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

6.11 Listing of Securities. The Company agrees, (i) if the Company applies to have the Common Stock traded on any other Trading Market, it will include in such application the Shares and Warrant Shares, and will take such other action as is necessary or desirable to cause the Shares and Warrant Shares to be listed on such other Trading Market as promptly as possible, and (ii) it will take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market.

7. Termination; Liabilities Consequent Thereon. This Agreement may be terminated and the transactions contemplated hereunder abandoned at any time prior to the Closing only as follows:

(a) with respect to a Purchaser, by such Purchaser, upon notice to the Company if the conditions set forth in Section 5.1 shall not have been satisfied on or prior to April 11, 2008; or

(b) with respect to a Purchaser, by the Company, upon notice to such Purchaser if the conditions set forth in Section 5.2 to be satisfied by such Purchaser shall not have been satisfied on or prior to April 11, 2008; or

(c) at any time by mutual agreement of the Company and Purchasers.

Any termination pursuant to this Section 7 shall be without liability on the part of any party, unless such termination is the result of a material breach of this Agreement by a party to this Agreement in which case such breaching party shall remain liable for such breach notwithstanding any termination of this Agreement.

8. Miscellaneous Provisions.

8.1 Indemnification. In addition to the indemnity provided in the Registration Rights Agreement, the Company will indemnify and hold the Purchasers and their directors, officers, shareholders, partners, employees and agents (each, an “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (collectively, “Losses”), that any such Purchaser Party may suffer or incur as a result of or relating to any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made by the Company in this Agreement, the Registration Rights Agreement or the Warrant, unless any such Losses were as a result of such Purchaser Party’s gross negligence, willful misconduct or bad faith. In addition to the indemnity contained herein, the Company will reimburse any Purchaser Party for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.

8.2 Use of Proceeds. The Company shall use the net proceeds from the sale of the Shares and Warrants for working capital and other growth initiatives and not for the prepayment of any portion of the Company’s outstanding notes or debentures prior to their currently-stated maturity date (other than payment of trade payables and accrued expenses in the ordinary course of the Company’s business and consistent with prior practices), or to redeem any Common Stock or Common Stock Equivalents.

8.3 Filings. The Company shall make all necessary filings with the SEC and "blue sky" filings required to be made by the Company in connection with the sale of the Shares and, if applicable, the Warrant Shares to the Purchasers as required by all applicable laws, and shall provide a copy thereof to the Purchasers promptly after such filing.

8.4 Public Statements or Releases. Each of the parties to this Agreement agrees that it shall not make, issue, or release any announcement, whether to the public generally, or to any of its suppliers or customers, with respect to this Agreement or the transactions provided for herein, or make any statement or acknowledgment of the existence of, or reveal the status of, this Agreement or the transactions provided for herein, without the prior consent of the other parties, which shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, nothing in this Section 8.4 shall prevent any party hereto from making such public announcements or filings as it may consider necessary in order to satisfy its legal obligations, or from releasing a public statement acceptable to each of the parties hereto upon the completion of the offering contemplated hereby. Notwithstanding the foregoing, as soon as possible but not later than 9:00 a.m. (New York time) on the first Business Day following the Closing Date, the Company will issue a press release acceptable to the Placement Agent and the Purchasers and in accordance with applicable law describing the transactions contemplated by this Agreement, and promptly thereafter file a Current Report on Form 8-K with the SEC, attaching such press release, this Agreement, the Registration Rights Agreement and the form of Warrant.

8.5 Further Assurances. The parties agree to cooperate fully to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any party to better evidence and reflect the transactions described herein and contemplated hereby, and to carry into effect the intents and purposes of this Agreement.

8.6 Rights Cumulative. Each and all of the various rights, powers and remedies of the parties hereto shall be considered to be cumulative with and in addition to any other rights, powers and remedies which such parties may have at law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy shall neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party.

8.7 Notices.

(a) Any notices, reports or other correspondence (hereinafter collectively referred to as “Correspondence”) required or permitted to be given hereunder shall be sent by postage prepaid first class mail, courier or facsimile or delivered by hand to the party to whom such correspondence is required or permitted to be given hereunder. The date of giving any notice shall be the date of its actual receipt.

(b) All Correspondence to the Company shall be addressed as follows:

Odyne Corporation
89 Cabot Court, Suite L
Hauppauge, New York 11788
Attention: Mr. Alan Tannenbaum
                   Chief Executive Officer
Facsimile: (631) 750-1011

with a copy to:

Greenberg Traurig, LLP
MetLife Building
200 Park Avenue, 15th Floor
New York, NY 10166
Attention: Spencer G. Feldman, Esq.
Facsimile: (212) 801-6400

(c) All Correspondence to any Purchaser shall be sent to such Purchaser at the address set forth in Exhibit A.

(d) Any Person may change the address to which correspondence to it is to be addressed by notification as provided for herein.

8.8 Captions. The captions and paragraph headings of this Agreement are solely for the convenience of reference and shall not affect its interpretation.

8.9 Severability. Should any part or provision of this Agreement be held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

8.10 Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

8.11 Fees, Costs and Expenses. All fees, costs and expenses (including attorneys' fees and expenses) incurred by any party hereto in connection with the preparation, negotiation and execution of this Agreement and the exhibits hereto and the consummation of the transactions contemplated hereby and thereby (including the costs associated with any filings with, or compliance with any of the requirements of, any governmental authorities), shall be the sole and exclusive responsibility of such party, except as provided in the Placement Agent Agreement between the Company and the Placement Agent.

8.12 Assignment. The rights and obligations of the parties hereto shall inure to the benefit of and shall be binding upon the authorized successors and permitted assigns of each party. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers. Any Purchaser may assign its rights under this Agreement to any person to whom the Purchaser assigns or transfers any Shares, Warrants, and, if applicable, Warrant Shares provided that such transferee agrees in writing to be bound by the terms and provisions of this Agreement, and such transfer is in compliance with the terms and provisions of this Agreement and permitted, with the approval of counsel to the Company, by federal and state securities laws.

8.13 Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Shares and Warrants.

8.14 Entire Agreement. This Agreement, the Registration Rights Agreement, the Warrants and exhibits attached hereto and incorporated herewith constitute the entire agreement between the parties hereto respecting the subject matter hereof and supersedes all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof, whether written or oral.

8.15 Amendments. No modification, alteration, waiver or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the Company and (a) prior to Closing, Purchasers who represent at least 80% of the Shares being sold hereunder or (b) following Closing, Purchasers holding at least 80% of the Shares then held by such Purchasers; provided, however, that, in each case, no such amendment shall increase the obligations of any Purchaser without such Purchaser's written consent.

8.16 Confidential Information. Each of the Company and each Purchaser agrees to keep confidential, and not to disclose to or use for the benefit of any third party, the terms of this Agreement or any other information which at any time is communicated by the other party as being confidential, without the prior written approval of the other party; provided, however, that this provision shall not apply to information which, at the time of disclosure, is already part of the public domain (except by breach of this Agreement) and information which is required to be disclosed by law (including, without limitation, pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act and the Exchange Act) and provided further the Company will not furnish confidential information to a Purchaser without (i) informing such Purchaser regarding the nature of such information and (ii) receiving the prior express written agreement of such Purchaser. Notwithstanding anything herein to the contrary, any party to this Agreement (and any employee, representative, or other agent of any party to this Agreement) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure. However, any such information relating to the tax treatment or tax structure is required to be kept confidential to the extent necessary to comply with any applicable federal or state securities laws.

8.17 Stock Splits, Dividends and other Similar Events. The provisions of this Agreement shall be appropriately adjusted to reflect any stock split, stock dividend, reorganization or other similar event that may occur with respect to the Company after the date hereof.

8.18 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 8.1 (as to each Purchaser Party).

8.19 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement, the Registration Rights Agreement or the Warrants (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the New York Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of this Agreement, the Registration Rights Agreement or the Warrants), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of this Agreement, the Registration Rights Agreement or the Warrants, then the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

8.20 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) this Agreement, the Registration Rights Agreement or the Warrants, whenever any Purchaser exercises a right, election, demand or option under this Agreement, the Registration Rights Agreement or the Warrants and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

8.21 Replacement of Securities. If any certificate or instrument evidencing any Shares or Warrant Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares or Warrant Shares. If a replacement certificate or instrument evidencing any Shares or Warrant Shares is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

8.22 Limitation of Liability. Notwithstanding anything herein to the contrary, the Company acknowledges and agrees that the liability of a Purchaser arising directly or indirectly, under this Agreement, the Registration Rights Agreement or the Warrants of any and every nature whatsoever shall be satisfied solely out of the assets of such Purchaser, and that no trustee, officer, other investment vehicle or any other Affiliate of such Purchaser or any Purchaser, shareholder or holder of shares of beneficial interest of such a Purchaser shall be personally liable for any liabilities of such Purchaser.

8.23 Counterparts. This Agreement may be executed simultaneously in two or more counterparts (including via facsimile), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK;
SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement as of the day and year first above written.

ODYNE CORPORATION

By:  /s/ Alan Tannenbaum
Name: Alan Tannenbaum
Title:   Chief Executive Officer

[Investor signature pages follow]

Investor Signature Page

Odyne Corporation

Securities Purchase Agreement

The undersigned hereby executes and delivers the Securities Purchase Agreement (the “Agreement”) to which this signature page is attached, which, together with all counterparts of the Agreement and signature pages of the other parties named in the Agreement, shall constitute one and the same document in accordance with the terms of the Agreement.

Print Name:

By:

Name:

Title:

Address:

Telephone:

Facsimile:

E-mail:

SSN/EIN#:

Number of Shares of Common Stock
Purchased:

Number of Warrants Purchased:

Aggregate Purchase Price:

EXHIBIT A

INVESTORS

PURCHASER	ADDRESS	NUMBER OF SHARES TO BE PURCHASED	SHARES TO BE ISSUED UPON EXERCISE OF WARRANTS	PURCHASE PRICE
The Quercus Trust	1835 Newport Blvd. A109-PMB 467 Costa Mesa, California 92627	8,33 3,333	8,333,333	$5,000,000

Spinel Finance LLC	310 East Shore Road, Suite 311 Great Neck, New York 16023	3,333,333	3,333,333	$2,000,000

Total		11,666,666	11,666,666	$7,000,000

EXHIBIT B

FORM OF WARRANT

EXHIBIT C

REGISTRATION RIGHTS AGREEMENT